EX-99.77Q1(b): Copies of the text of any proposal described in answer to sub-item 77D

Prospectus Supplement, dated March 26, 2013, is hereby incorporated by reference to the Prospectus Supplement filed with the Commission on March 26, 2013 (Accession No. 0001193125-13-125782).